ETF Opportunities Trust N-14

Exhibit 99.14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-14 of OTG Latin America ETF, a series of ETF Opportunities Trust, under the heading, “Trustees and Service Providers for the Target Fund and Acquiring Fund” and “Miscellaneous Information” in the Combined Proxy Statement and Prospectus.

/s/ Cohen & Company, Ltd

COHEN & COMPANY, LTD.

Cleveland, Ohio

June 24, 2025